                                                                   EXHIBIT 3.34

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                           TOWN & COUNTRY HOSPITAL, LP



            The undersigned, General Partner, being the only general partner of Town & Country Hospital, LP, and desiring to form a limited partnership pursuant to the laws of the State of Delaware, certifies as follows:

            1. The name of the Limited Partnership is Town & Country Hospital,
LP.

            2. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

            3. The name and address of its General Partner is IASIS Healthcare Holdings, Inc., 450 Lexington Avenue, Suite 3350, New York, New York 10017.


                                    IASIS Healthcare Holdings, Inc.



                                    By:  /s/ Frank A. Coyle
                                         ---------------------------------
                                         Name: Frank A. Coyle
                                         Title:  Secretary


Dated:  September 24, 1999